EXHIBIT 99.1

Superconductor Technologies Inc. Reports First Quarter 2010 Results

SANTA BARBARA, Calif., May 4, 2010 (GLOBE NEWSWIRE) -- Superconductor Technologies Inc. (Nasdaq:SCON) ("STI"), a world leader in the development and production of high temperature superconducting (HTS) materials and associated technologies, reported results for the quarter ended April 3, 2010.

Total net revenues for the first quarter were $3.4 million, compared to $2.2 million in the fourth quarter of 2009 and $1.7 million in the year ago quarter. Net commercial product revenues for the first quarter of 2010 were $2.3 million, compared to $1.3 million in the fourth quarter of 2009 and $1.1 million in the year ago quarter. Government and other contract revenue totaled $1.1 million during the 2010 first quarter, compared to $869,000 in the fourth quarter of 2009 and $546,000 during the year ago period.

Jeff Quiram, STI's president and chief executive officer, said, "Our first quarter revenues of $3.4 million were more than double the 2009 first quarter and reflect a more robust business environment compared to the same period last year. We are also encouraged by our backlog level at quarter end, as our wireless customers continue to focus on improving network performance."

"STI's OEM partner has been selected as one of the 4G Long Term Evolution (LTE) equipment providers to both AT&T and Verizon," Quiram continued. "We believe that our SuperLink solution is necessary to meet the filtering requirements to maximize the utilization of this new spectrum in the presence of interference and will enable the wireless operator to attain sustained high quality network performance. Both carriers are preparing to launch new 4G LTE data networks, and we are excited to be participating in live market trials with our OEM partner during 2010."

"In addition, our 2G HTS wire initiative is progressing as planned.  After successfully producing wire in one meter lengths, we are now completing the design of our second generation wire deposition machine, which will produce 50 meter lengths. We have established our initial product roadmap and are preparing our facility for 2G HTS wire production," Quiram concluded.

Net loss for the first quarter was $2.5 million, as compared to a net loss of $3.5 million in the fourth quarter of 2009 and $3.5 million in the first quarter of 2009. Net loss per share in the first quarter of 2010 was $0.11, compared to a net loss of $0.16 per share in the fourth quarter of 2009, and a $0.20 net loss per share in the year ago period.

As of April 3, 2010, STI had $8.5 million in cash and cash equivalents. STI ended the quarter with a commercial product backlog of $724,000 compared to $795,000 at the end of the fourth quarter of 2009 and $434,000 at the end of the year-ago quarter.

Investor Conference Call

STI will host an investor conference call today at 8:00 a.m. Pacific Time/11:00 a.m. Eastern Time. The call will be accessible live by dialing 1-877-941-6011 at least 10 minutes before the start of the conference. International participants may dial 1-480-248-5081. The Conference ID will be #4288232. A telephone replay will be available until midnight ET on May 6th by dialing 800-406-7325 or 303-590-3030, and entering pass code 4288232#. The call will also be simultaneously webcast and available on STI's web site at http://www.suptech.com.

About Superconductor Technologies Inc. (STI)

STI, headquartered in Santa Barbara, CA, has been a world leader in HTS materials since 1987, developing more than 100 patents as well as proprietary trade secrets and manufacturing expertise. For more than a decade, STI has been providing innovative interference elimination and network enhancement solutions to the commercial wireless industry. The company is currently leveraging its key enabling technologies, including RF filtering, HTS materials and cryogenics, to develop applications for advanced RF wireless solutions, power efficient HTS materials, innovative adaptive filtering and government R&D. For more information about STI, please visit http://www.suptech.com.

The Superconductor Technologies Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3963

Safe Harbor Statement

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding our business that are not historical facts are "forward-looking statements" that involve risks and uncertainties, including without limitation, the risk that this offering will not close. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements. These factors and uncertainties include: fluctuations in product demand from quarter to quarter which can be significant; the need for additional capital depending on unpredictable cash flow; STI's ability to diversify its concentrated customer base; the impact of competitive filter products technologies and pricing; unanticipated decreases in the capital spending of wireless network operators; and manufacturing capacity constraints and difficulties.

Forward-looking statements can be affected by many other factors, including, those described in the "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of STI's Annual Report on Form 10-K for 2009 and in STI's other public filings. These documents are available online at STI's website, www.suptech.com, or through the SEC's website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.

Contact

For further information please contact Investor Relations, invest@suptech.com, Kirsten Chapman or Cathy Mattison, of Lippert / Heilshorn & Associates, +1-415-433-3777, for Superconductor Technologies Inc.

- Tables to Follow -

SUPERCONDUCTOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	April 3, 2010	March 28, 2009

Net revenues:
Commercial product revenues	$2,334,000	$1,131,000
Government and other contract revenues	1,081,000	546,000

Total net revenues	3,415,000	1,677,000

Costs and expenses:
Cost of commercial product revenues	2,386,000	1,797,000
Cost of government and other contract revenue	774,000	569,000
Research and development	1,010,000	1,084,000
Selling, general and administrative	1,783,000	1,723,000

Total costs and expenses	5,953,000	5,173,000

Loss from operations	(2,538,000)	(3,496,000)

Other Income and Expense:
Noncontrolling interest in joint venture	--	(50,000)
Adjustments to fair value of derivatives	42,000	--
Interest income	1,000	13,000
Interest expense	(7,000)	(9,000)

Net loss	$(2,502,000)	$(3,542,000)

Basic and diluted loss per common share	$(0.11)	$(0.20)

Basis and diluted weighted average number of common shares outstanding	21,808,816	17,869,030

SUPERCONDUCTOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	April 3, 2010	December 31, 2009
	(Unaudited)	(See Note)
ASSETS

Current Assets:
Cash and cash equivalents	$8,535,000	$10,365,000
Accounts receivable, net	742,000	462,000
Inventory, net	2,265,000	2,644,000
Prepaid expenses and other current assets	261,000	445,000
Total Current Assets	11,803,000	13,916,000

Property and equipment, net of accumulated depreciation of $21,309,000 and $21,076,000, respectively	1,678,000	1,832,000
Patents, licenses and purchased technology, net of accumulated amortization of $2,407,000 and $2,384,000, respectively	2,206,000	2,163,000
Other assets	205,000	215,000
Total Assets	$15,892,000	$18,126,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$810,000	$467,000
Accrued expenses	937,000	671,000
Fair value of warrant derivative	129,000	171,000
Current portion of capitalized lease obligations	45,000	50,000
Total Current Liabilities	1,921,000	1,359,000

Other long term liabilities	571,000	526,000
Total Liabilities	2,492,000	1,885,000

Commitments and contingencies-Notes 6 and 7

Stockholders' Equity:
Preferred stock, $.001 par value, 2,000,000 shares authorized, 611,523 shares issued and outstanding	1,000	1,000
Common stock, $.001 par value, 250,000,000 shares authorized, 22,404,513 and 22,512,033 shares issued and outstanding, respectively	23,000	23,000
Capital in excess of par value	241,543,000	241,882,000
Accumulated deficit	(228,167,000)	(225,665,000)
Total Stockholders' Equity	13,400,000	16,241,000
Total Liabilities and Stockholders' Equity	$15,892,000	$18,126,000

Note-December 31, 2009 balances were derived from audited financial statements.

SUPERCONDUCTOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended
	April 3, 2010	March 28, 2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,502,000)	$(3,542,000)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	258,000	404,000
Stock-based compensation expense	234,000	260,000
Provision for excess and obsolete inventories	90,000	12,000
Noncontrolling interest in joint venture	--	50,000
Fair value of derivatives	(42,000)	--
Changes in assets and liabilities:
Accounts receivable	(280,000)	(187,000)
Inventory	289,000	246,000
Prepaid expenses and other current assets	185,000	65,000
Patents and licenses	(66,000)	(26,000)
Other assets	9,000	6,000
Accounts payable and accrued expenses	648,000	232,000
Net cash used in operating activities	(1,177,000)	(2,480,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(80,000)	(25,000)
Investment in joint venture	--	14,000
Net cash used in investing activities	(80,000)	(11,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of common shares for withholding obligations	(573,000)	--
Net cash used in financing activities	(573,000)	--

Net decrease in cash and cash equivalents	(1,830,000)	(2,491,000)
Cash and cash equivalents at beginning of period	10,365,000	7,568,000
Cash and cash equivalents at end of period	$8,535,000	$5,077,000